EXHIBIT 99.1

Shutterstock Reports Third Quarter 2017 Financial Results

New York - October 31, 2017 - Shutterstock, Inc. (NYSE: SSTK), a leading global technology company offering a creative platform for high-quality assets, tools and services, today announced financial results for the third quarter ended September 30, 2017.

Founder and CEO Jon Oringer said, “We executed well on our business strategy in the third quarter.  The investments we continue to make in technology, operations, infrastructure and products, combined with more optimized pricing and packaging of our offerings are now beginning to positively impact our financial results. In July, we completed our acquisition of Flashstock, whose offering has since been rebranded as Shutterstock Custom™, providing enterprise clients with an innovative platform and editing tools to scale branded content creation. We continued to enrich our product offering, including through enhancing our plugins to better enable our customers to access Shutterstock images directly in their chosen environment, integration with the Google Slides application, and the beta launch of a natural language processing tool. We are attracting new customers, delivering new and innovative products and solutions, and utilizing our technological and operational infrastructure, positioning us well for continued profitable growth and increasing shareholder value.”

Third Quarter 2017 highlights as compared to Third Quarter 2016:

Key Operating Metrics

•	Paid downloads increased 2% to 41.9 million

•	Revenue per download increased 11% to $3.23

•	Image collection expanded 52% to 155.8 million images

•	Video collection expanded 54% to 8.3 million clips

Financial Highlights

•	Revenue increased 15% to $141.1 million

•	Income from operations decreased 51% to $5.6 million

•	Net income decreased 47% to $5.0 million

•	Adjusted EBITDA increased 1% to $23.2 million

•	Diluted EPS decreased 46% to $0.14 per share

THIRD QUARTER RESULTS

Revenue
Revenue of $141.1 million for the third quarter of 2017 increased $18.0 million, or 15%, as compared to the third quarter of 2016. This increase is attributable to our continued growth in enterprise sales, as well as increased customer acquisition through our e-commerce platform. Excluding the impact of foreign currency movements, revenue growth was approximately 14% in the third quarter of 2017.

Income from Operations
Income from operations of $5.6 million for the third quarter of 2017 decreased $5.7 million, or 51%, as compared to the third quarter of 2016, due primarily to increases in employee cash and non-cash compensation expenses and depreciation and amortization expense. These increases are attributable to the Company’s ongoing investments in improving its technology platform and operations.

Net Income
Net income of $5.0 million, or $0.14 per diluted share, for the third quarter of 2017 decreased $4.4 million, or 47%, as compared with $9.4 million, or $0.26 per diluted share, in the third quarter of 2016 primarily due to the decline in operating performance. This was partially offset by a lower effective tax rate in the third quarter of 2017 compared to 2016.

Adjusted EBITDA
Adjusted EBITDA of $23.2 million for the third quarter of 2017 increased $0.2 million or 1%, as compared to the third quarter of 2016 driven primarily by the increase in revenues, which was offset by the Company’s investment in its smaller but high-growth businesses. Adjusted EBITDA is defined as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, and non-cash equity-based compensation.

Adjusted Net Income
Adjusted net income, which excludes the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments was $10.9 million, or $0.31 per diluted share, for the third quarter of 2017 as compared to $14.3 million or $0.40 per diluted share, in the third quarter of 2016.

LIQUIDITY

Our cash, cash equivalents and short-term investments decreased by $43.9 million to $235.3 million at September 30, 2017 as compared with $279.2 million at December 31, 2016. This decrease reflects approximately $49.5 million of cash used to acquire Flashstock (now known as Shutterstock Custom), $25.0 million of cash used to repurchase shares of the Company’s outstanding common stock, $37.6 million of cash used for capital expenditures and a payment of contingent consideration of $10.0 million related to the 2015 acquisition of PremiumBeat, which were partially offset by cash generated from operations, including cash taxes paid of $4.1 million through September 30, 2017 compared to $16.3 million in 2016.

Free cash flow was $18.2 million in the third quarter of 2017, a decrease of $2.5 million from the third quarter of 2016. This change is primarily related to decreased cash from operations and an increase in capital expenditures, partially offset by a decrease in cash used to acquire content.

STOCK REPURCHASE PROGRAM

During the third quarter of 2017, we did not repurchase shares of our stock pursuant to our existing stock repurchase program. From the inception of this program, through September 30, 2017, we have repurchased 2.6 million shares of our stock for a total of $100.0 million under the stock repurchase program at an average per-share price of $39.09. In February 2017, our Board of Directors approved an increase to the stock repurchase program, pursuant to which the Company is authorized to purchase an additional $100 million of our common stock, and as of September 30, 2017 there was $100 million available for purchases under these authorizations.

The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by our management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except revenue per download)
Number of paid downloads	41.9	41.2	128.1	125.8
Revenue per download (1)	$3.23	$2.91	$3.06	$2.83
Content in our collection (end of period)(2):
Images	155.8	102.7	155.8	102.7
Videos	8.3	5.4	8.3	5.4
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Represents images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

“We are pleased with the current quarter’s revenue performance, and we believe that the full-year 2017 is trending toward the high end of our annual revenue guidance range of $535 to $545 million,” said Steven Berns, COO and CFO. “Given expected higher levels of investment in the fourth quarter of 2017, we expect our Income from Operations and Adjusted EBITDA to be in the low to midpoint of our guidance range.”

The Company’s current expectations for the full year 2017 remain as follows:

•	Revenue of $535 - $545 million

•	Income from Operations of $30 - $40 million

•	Adjusted EBITDA of $85 - $95 million

•	Non-cash equity-based compensation expense of approximately $30 million

•	Effective tax rate in mid-30’s%

In addition, the Company expects its fourth quarter 2017 capital expenditures to be approximately $15 million, of which 60% is expected to be capitalized labor. Accordingly, management expects capital expenditures for the full year 2017 to be approximately $55 million, including capitalized labor of approximately $35 million.

NON-GAAP FINANCIAL MEASURES

Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; adjusted EBITDA margin (expressed as a percentage) as the ratio of adjusted EBITDA to revenue; adjusted EBITDA growth on a constant currency basis (expressed as a percentage) as the increase in current period adjusted EBITDA over prior period adjusted EBITDA, utilizing fixed exchange rates for translating foreign currency revenues and expenses for both periods; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA growth on a constant currency basis and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Shutterstock’s management uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA growth on a constant currency basis and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, revenue growth on a constant currency basis and adjusted EBITDA growth on a constant currency basis are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance and, with respect to revenue growth and adjusted EBITDA growth on a constant currency basis, provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

A reconciliation of the differences between adjusted EBITDA, adjusted net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its third quarter financial results during a teleconference today, October 31, 2017, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 95974683.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until November 7, 2017 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 95974683.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 300,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 150 million images and more than 8 million video clips available.

Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and Webdam, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to deliver sustained financial growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increased laws related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; general economic and political conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Siobhan Aalders	Michael Mestrandrea
917-563-4991	646-454-4284
press@shutterstock.com	mmestrandrea@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue	$141,063	$123,073	$405,282	$364,144

Operating expenses:
Cost of revenue	58,812	50,184	168,512	150,492
Sales and marketing	36,008	32,977	105,620	91,636
Product development	13,340	11,604	37,276	34,800
General and administrative	27,333	17,020	74,716	54,629
Total operating expenses	135,493	111,785	386,124	331,557
Income from operations	5,570	11,288	19,158	32,587
Other income (expense), net	130	102	2,095	(122)
Income before income taxes	5,700	11,390	21,253	32,465
Provision for income taxes	698	1,999	6,582	9,692
Net income available to common stockholders	$5,002	$9,391	$14,671	$22,773

Net income per common share available to common stockholders:
Basic	$0.14	$0.27	$0.42	$0.65
Diluted	$0.14	$0.26	$0.42	$0.64

Weighted average common shares outstanding:
Basic	34,643	35,036	34,607	35,123
Diluted	35,177	35,824	35,339	35,855

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$212,782	$224,190
Short-term investments	22,500	54,972
Accounts receivable, net	44,896	38,107
Prepaid expenses and other current assets	35,878	22,569
Total current assets	316,056	339,838
Property and equipment, net	77,770	56,101
Intangibles assets, net	43,015	30,157
Goodwill	90,524	49,271
Deferred tax assets, net	18,342	23,013
Other assets	6,842	3,398
Total assets	$552,549	$501,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,210	$7,305
Accrued expenses	51,989	41,106
Contributor royalties payable	20,072	20,473
Deferred revenue	146,430	122,235
Other liabilities	1,665	12,378
Total current liabilities	230,366	203,497
Deferred tax liability, net	1,664	2,147
Other non-current liabilities	13,139	9,438
Total liabilities	245,169	215,082
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,219 and 36,926 shares issued and 34,660 and 34,816 shares outstanding as of September 30, 2017 and December 31, 2016, respectively	373	369
Treasury stock, at cost; 2,559 and 2,110 shares as of September 30, 2017 and December 31, 2016, respectively	(100,027)	(77,567)
Additional paid-in capital	268,565	251,890
Accumulated other comprehensive loss	(4,601)	(17,061)
Retained earnings	143,070	129,065
Total stockholders’ equity	307,380	286,696
Total liabilities and stockholders’ equity	$552,549	$501,778

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
Adjusted EBITDA, adjusted net income and free cash flow are not financial measures under United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that they fail to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income	$5,002	$9,391	$14,671	$22,773
Add:
Depreciation and amortization	10,227	5,176	24,948	14,181
Non-cash equity-based compensation	6,885	6,505	20,128	21,110
Other adjustments, net (1)	384	(102)	(1,581)	1,773
Provision for income taxes	698	1,999	6,582	9,692
Adjusted EBITDA(2)	$23,196	$22,969	$64,748	$69,529

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$5,002	$9,391	$14,671	$22,773
Add/(less):
Non-cash equity-based compensation	6,885	6,505	20,128	21,110
Tax effect of non-cash equity-based compensation (3)	(2,531)	(2,336)	(7,400)	(7,533)
Acquisition-related amortization expense	1,900	1,053	3,976	3,310
Tax effect of acquisition-related amortization expense (3)	(699)	(387)	(1,463)	(1,217)
Acquisition-related long-term incentives and contingent consideration	514	130	514	2,625
Tax effect of acquisition-related long-term incentives and contingent consideration (3)	(189)	(48)	(189)	(965)
Adjusted net income	$10,882	$14,308	$30,237	$40,103
Adjusted net income per diluted common share	$0.31	$0.40	$0.86	$1.12

Weighted average diluted shares	35,177	35,824	35,339	35,855

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$31,105	$35,938	$71,510	$76,178
Capital expenditures	(11,857)	(10,453)	(37,626)	(26,747)
Content acquisition	(1,017)	(4,752)	(2,568)	(6,214)
Free cash flow	$18,231	$20,733	$31,316	$43,217

_______________________________________________________________________________________________________________________
(1)  Included in other adjustments, net is foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.
(2)  Earnings/(loss) before foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.
(3) Estimated tax effect of adjusted net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
	(in millions, except revenue per download)
Number of paid downloads	41.9	42.7	43.5	42.1	41.2	43.4	41.2	39.8	38.1
Revenue per download (1)	$3.23	$3.05	$2.91	$3.02	$2.91	$2.81	$2.77	$2.86	$2.76
Content in collection (end of period): (2)
Images	155.8	144.7	132.0	116.2	102.7	92.1	81.0	71.4	63.7
Videos	8.3	7.6	6.9	6.2	5.4	4.9	4.2	3.7	3.3

_______________________________________________________________________________________________________________________
(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface, custom content and certain images that may be licensed for editorial use only.